EXHIBIT 10.24

                             $2,000,000,000

                          AMENDED AND RESTATED

                             CREDIT AGREEMENT


                               dated as of

                            September 12, 1997


                                  among


                             Mallinckrodt Inc.


                         The Lenders Listed Herein,


                 Morgan Guaranty Trust Company of New York,
                          as Administrative Agent,


                     Goldman Sachs Credit Partners L.P.
                             and Citibank, N.A.,
                          as Co-Syndication Agents

                                     and

                                Citibank, N.A.,
                     Goldman Sachs Credit Partners L.P.,
                           and Nations Bank, N.A.,
                         as Co-Documentation Agents

                     ------------------------------------

    J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P.
                        and Citicorp Securities, Inc.,
                                 Co-Arrangers

                            TABLE OF CONTENTS
                               -----------

                                                              PAGE
                                                              ----
                                 ARTICLE 1
                                 ---------
                                DEFINITIONS
                                -----------

SECTION 1.01.  Definitions......................................1
SECTION 1.02.  Accounting Terms and Determinations.............19
SECTION 1.03.  Classes and Types of Loans and Borrowings.......19

                                ARTICLE 2
                                ---------
                               THE CREDITS
                               -----------

SECTION 2.01.  Commitments to Lend.............................20
SECTION 2.02.  Notice of Committed Borrowing...................20
SECTION 2.03.  Money Market Borrowings.........................21
SECTION 2.04.  Notice to the Lenders; Funding of Loans.........25
SECTION 2.05.  Notes...........................................26
SECTION 2.06.  Maturity of Loans...............................26
SECTION 2.07.  Interest Rates..................................27
SECTION 2.08.  Facility Fees...................................30
SECTION 2.09.  Optional Termination or Reduction
                 of Commitments................................30
SECTION 2.10.  Method of Electing Interest Rates...............30
SECTION 2.11.  Mandatory Reduction and Termination
                 of Commitments; Mandatory Prepayments.........32
SECTION 2.12.  Optional Prepayments............................34
SECTION 2.13.  General Provisions as to Payments...............34
SECTION 2.14.  Funding Losses..................................35
SECTION 2.15.  Computation of Interest and Fees................35
SECTION 2.16.  Regulation D Compensation.......................36

                               ARTICLE 3
                               ---------
                               CONDITIONS
                               ----------

SECTION 3.01.  Effectiveness...................................36
SECTION 3.02.  Borrowings......................................37

                                ARTICLE 4
                                ---------
                      REPRESENTATIONS AND WARRANTIES
                      ------------------------------


SECTION 4.01.  Corporate Existence.............................38
SECTION 4.02.  Financial Condition.............................39
SECTION 4.03.  Litigation......................................39
SECTION 4.04.  No Breach.......................................39
SECTION 4.05.  Action..........................................40
SECTION 4.06.  Approvals.......................................40
SECTION 4.07.  ERISA...........................................40
SECTION 4.08.  Taxes...........................................40
SECTION 4.09.  Investment Company Act..........................41
SECTION 4.10.  Public Utility Holding Company Act..............41
SECTION 4.11.  True and Complete Disclosure....................41
SECTION 4.12.  Environmental Matters...........................41

                                ARTICLE 5
                                ---------
                                COVENANTS
                                ---------

SECTION 5.01.  Financial Statements, Etc.......................42
SECTION 5.02.  Litigation......................................44
SECTION 5.03.  Existence, Etc..................................45
SECTION 5.04.  Insurance.......................................45
SECTION 5.05.  Limitation on Liens.............................45
SECTION 5.06.  Mergers and Sales of Assets.....................48
SECTION 5.07.  Change in Nature of Business....................48
SECTION 5.08.  Financial Covenants.............................48
SECTION 5.09.  Indebtedness of Subsidiaries....................49
SECTION 5.10.  Transactions with Affiliates....................49
SECTION 5.11.  Use of Proceeds.................................49
SECTION 5.12.  Environmental Laws..............................49
SECTION 5.13.  Most Favored Lender.............................50

                                ARTICLE 6
                                ---------
                                DEFAULTS
                                ---------

SECTION 6.01.  Events of Default...............................50
SECTION 6.02.  Notice of Default...............................53

                                ARTICLE 7
                                ---------
                                THE AGENTS
                                ----------

SECTION 7.01.  Appointment and Authorization...................53
SECTION 7.02.  Agent and Affiliates............................53
SECTION 7.03.  Action by Agent.................................54
SECTION 7.04.  Consultation with Experts.......................54
SECTION 7.05.  Liability of Agent..............................54
SECTION 7.06.  Indemnification.................................54
SECTION 7.07.  Credit Decision.................................55
SECTION 7.08.  Successor Administrative Agent..................55
SECTION 7.09.  Co-Documentation Agents and
                 Co-Syndication Agents.........................55

                                ARTICLE 8
                                ---------
                        CHANGE IN CIRCUMSTANCES
                        -----------------------

SECTION 8.01.  Basis for Determining Interest
                 Rate Inadequate or Unfair.....................56
SECTION 8.02.  Illegality......................................56
SECTION 8.03.  Increased Cost and Reduced Return...............57
SECTION 8.04.  Taxes...........................................59
SECTION 8.05.  Base Rate Loans Substituted for
                 Affected Fixed Rate Loans.....................60
SECTION 8.06.  Substitution of Lender..........................61

                                ARTICLE 9
                                ---------
                              MISCELLANEOUS
                              -------------
SECTION 9.01.  Notices.........................................61
SECTION 9.02.  No Waivers......................................62
SECTION 9.03.  Expenses; Indemnification.......................62
SECTION 9.04.  Sharing of Set-offs.............................63
SECTION 9.05.  Amendments and Waivers..........................63
SECTION 9.06.  Successors and Assigns..........................64
SECTION 9.07.  Collateral......................................65
SECTION 9.08.  Governing Law; Submission to Jurisdiction.......65
SECTION 9.09.  Counterparts; Integration.......................66
SECTION 9.10.  Waiver of Jury Trial............................66
SECTION 9.11.  Confidentiality.................................66

PRICING SCHEDULE
COMMITMENT SCHEDULE

EXHIBIT A - Note
EXHIBIT B - Money Market Quote Request
EXHIBIT C - Invitation for Money Market Quotes
EXHIBIT D - Money Market Quote
EXHIBIT E - Opinion of Counsel for the Borrower
EXHIBIT F - Opinion of Special Counsel for the Agents
EXHIBIT G - Assignment and Assumption Agreement

                  AMENDED AND RESTATED CREDIT AGREEMENT


     AGREEMENT dated as of September 12, 1997 among MALLINCKRODT INC., the LENDERS party hereto from time to time, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, GOLDMAN SACHS CREDIT PARTNERS L.P. and CITIBANK, N.A., as Co-Syndication Agents and Co-Documentation Agents, and NATIONSBANK, N.A., as Co-Documentation Agent.

     WHEREAS, the Borrower, the banks referred to therein, Morgan Guaranty Trust Company of New York, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Citibank, N.A., as Documentation Agent, are parties to a $2,000,000,000 Credit Agreement dated as of July 23, 1997 (the "Original Agreement") under which loans are available to the Borrower on the terms and conditions set forth therein; and

     WHEREAS, the parties hereto wish to modify the Original
Agreement in a number of respects, as more fully set forth below;

     NOW, THEREFORE, the parties hereto hereby agree that, on and as of the Effective Date, the Original Agreement is hereby amended and restated in its entirety as follows:

                                ARTICLE 1
                               DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market
Quotes setting forth Money Market Absolute Rates pursuant to Section
2.03.

     "Acquisition" means the acquisition by the Borrower of Target as contemplated by the Offer to Purchase and the Merger Agreement.

     "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

     "Adjusted Consolidated EBITDA" means, for any fiscal period, Consolidated EBITDA for such period, adjusted to exclude therefrom Excluded Items.

     "Adjusted Consolidated Net Worth" means, for any fiscal period, Consolidated Net Worth for such period, adjusted to exclude therefrom Excluded Items (after adjustment for related tax effects).

     "Adjustment Quarter" means any of the four consecutive fiscal quarters most recently ended on or prior to the date on which Target becomes a Subsidiary of the Borrower.

     "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

     "Affiliate" means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 15% or more of the voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and
(b) none of the Subsidiaries of the Borrower shall be Affiliates.

     "Agent" means each of the Administrative Agent, the Co-
Syndication Agents and the Co-Documentation Agents.

     "Agreement" means the Original Agreement as amended and restated by this Amended and Restated Agreement and as the same may be further amended from time to time in accordance with the terms hereof.

     "Amended and Restated Agreement" means this Amended and Restated Credit Agreement dated as of September 12, 1997 among the Borrower, the Lenders and the Agents.

     "Applicable Lending Office" means, with respect to any Lender,
(i) in the case of its Domestic Loans, its Domestic Lending Office,
(ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Assessment Rate" has the meaning set forth in Section 2.07(b).

     "Asset Sale" means any sale or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset (including without limitation any capital stock held by the Borrower or such Subsidiary), including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding
(i) dispositions to the Borrower or a Subsidiary of the Borrower,
(ii) any sale, transfer or other disposition of inventory or obsolete equipment or property in the ordinary course of business, (iii) any sale, transfer or other disposition of cash, cash equivalents and short term investments in the ordinary course of business and (iv) any sale, transfer or other disposition of any "margin stock" (within the meaning of the Margin Regulations) for fair value.

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Bankruptcy Code" means the United States Bankruptcy Code of
1978, as amended from time to time.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

    "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of
Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

     "Borrower" means Mallinckrodt Inc., a New York corporation, and its successors.

     "Borrowing" has the meaning set forth in Section 1.03.

     "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "CD Rate" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of an Adjusted CD Rate.

     "CD Reference Lenders" means Citibank, N.A. and Morgan Guaranty Trust Company of New York.

     "Class" has the meaning set forth in Section 1.03.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Co-Documentation Agents" means Citibank, N.A., Goldman Sachs Credit Partners L.P., and NationsBank, N.A., in their respective capacities as co-documentation agents hereunder.

     "Co-Syndication Agents" means Goldman Sachs Credit Partners L.P. and Citibank, N.A., in their respective capacities as co-syndication agents hereunder.

     "Commitment" means any Term Loan Commitment or Revolving Credit Commitment, and "Commitments" means any or all of the foregoing, as the context may require.

     "Commitment Schedule" means the Schedule attached hereto and identified as such.

     "Committed Loan" means a loan made by a Lender pursuant to
Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Consolidated EBITDA" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) consolidated income tax expense and (iii) consolidated depreciation and amortization expense.

     "Consolidated Interest Expense" means, for any fiscal period, the aggregate interest expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period.

     "Consolidated Net Income" means, for any fiscal period, the net income of the Borrower and its Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Net Worth" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

     (a)  the amount of capital stock, plus

     (b)  the amount of capital in excess of par value, plus

     (c) the amount of reinvested earnings (or in the case of a reinvested earnings deficit, minus the amount of such deficit), minus

     (d)  the cost of treasury stock.

     "Covenant" means, with respect to any agreement or instrument representing or governing Indebtedness, any covenant (whether expressed as a covenant or an event of default) contained therein.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Lender may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

     "Environmental Claim" means, with respect to any Person, (a) any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Laws" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, or any successor statute, and any rule or regulation thereunder.

     "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.07(c) on the basis of a London Interbank Offered Rate.

     "Euro-Dollar Reference Lenders" means the principal London offices of Citibank, N.A. and Morgan Guaranty Trust Company of New York.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excluded Items means, without duplication, (i) non-recurring charges incurred during Fiscal Year 1998 in connection with the Acquisition (without adjustment for related tax effects) to the extent such amounts do not exceed $105,000,000, (ii) write downs of capitalized research and development related to the Acquisition and losses on dispositions of assets (without adjustment for related tax effects) to the extent such write downs and losses do not exceed $295,000,000 and are incurred within 30 months of the Acquisition and
(iii) restructuring charges incurred by Target during Fiscal Year 1997 to the extent such amounts do not exceed $9,677,000.

     "Exposure" means, at any time as to any Lender, the sum of (i) such Lender's Term Loan Commitment, if still in existence, or the outstanding principal amount of such Lender's Term Loans, if its Term Loan Commitment is no longer in existence, plus (ii) such Lender's Revolving Credit Commitment, if still in existence, or the outstanding principal amount of such Lender's Revolving Credit Loans and Money Market Loans, if its Revolving Credit Commitment is no longer in existence.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.
     "Fiscal Year" refers to a fiscal year of the Borrower, identified by the calendar year in which such fiscal year ends.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02 hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

     "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time,
(ii) all Euro-Dollar Loans having the same Interest Period at such time or (iii) all CD Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise directly or indirectly to be or become contingently liable under or with respect to, the Indebtedness of any Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

     "Hazardous Material" means collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within one year of the date the respective goods are delivered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person under any contract for the purchase of materials, supplies or other Property or the rendering of services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property is ever made or tendered or such services are ever rendered; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person (other than commercial documentary letters of credit); (f) Capital Lease Obligations of such Person; and (g) Indebtedness of others Guaranteed by such Person; provided, that Indebtedness of the Borrower and its Subsidiaries shall not include obligations of the Borrower and its Subsidiaries in respect of unfunded liabilities of the Borrower in respect of postretirement health and welfare benefits under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 106 ("Employers' Accounting for Postretirement Benefits Other Than Pensions") not in excess of $96,000,000 in the aggregate.

     "Indemnitee" has the meaning set forth in Section 9.03(b).

     "Interest Coverage Ratio" means, at any date, the ratio of
(i) Adjusted Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date. For purposes of calculating the foregoing ratio at any date after September 30, 1997, (i) Consolidated EBITDA for any Adjustment Quarter shall be calculated as if Target had been acquired at the beginning of such Adjustment Quarter and (ii) Consolidated Interest Expense for any Adjustment Quarter shall be deemed to be Consolidated Interest Expense of the most recent quarter ending on or before such date.


     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months or, subject to Section 2.10(e), one year thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) below, end on the last Euro-Dollar Business Day of a calendar month;

          (c) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date; and

          (d) no Interest Period for any Term Loan shall extend beyond the Term Loan Maturity Date;

(2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) or (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (b) no Interest Period for any Revolving Credit Loan shall extend beyond the Revolving Credit Termination Date; and

          (c) no Interest Period for any Term Loan shall extend beyond the Term Loan Maturity Date;

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable
Notice of Borrowing and ending such whole number of months thereafter (but not less than 1 month) as the Borrower may elect in accordance with Section 2.03; provided that:

          (a)any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving
     Credit Termination Date; and

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with
Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b)any Interest Period which would otherwise end after the Revolving Credit Termination Date shall end on the Revolving
     Credit Termination Date.

     "Lender" means each bank or other financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank
Offered Rate pursuant to Section 2.03.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

     "Loan" means a Domestic Loan, a Euro-Dollar Loan or a Money
Market Loan and "Loans" means Domestic Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

     "Margin Regulations" means Regulations G and U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (a) the financial condition, operations or business taken as a whole of the Borrower and its Subsidiaries, (b) the ability of the Borrower to perform its obligations hereunder and under the Notes, (c) the validity or enforceability of this Agreement or of the Notes or (d) the rights and remedies of the Lenders and the Agents hereunder and under the Notes.

     "Merger Agreement" means the Agreement and Plan of Merger dated as of July 23, 1997, among Target, the Offeror and the Borrower, in substantially the form of the draft of July 23, 1997 heretofore furnished to each of the Lenders, with such changes (other than changes to (i) the conditions set forth in Article 8 and Annex A thereto in any respect material to the creditworthiness of the Borrower or to the rights and obligations of the Lenders hereunder,
(ii) the price at which the Borrower will offer to purchase all the outstanding shares of Common Stock, par value $.001 per share, of Target, including the associated right to purchase Series A Junior Participating Preferred Stock and (iii) the latest date upon which any of the Borrower, the Offeror or Target may terminate the Merger Agreement if the Acquisition has not been consummated) therein as may be made by the parties thereto.

     "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d)(ii)(D).

     "Money Market Absolute Rate Loan" means a loan to be made by a Lender pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Lender shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section
2.03(d)(ii)(C).

     "Money Market Quote" means an offer by a Lender to make a Money Market Loan in accordance with Section 2.03.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Cash Proceeds" means, with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Asset Sale (including any cash proceeds received as interest or similar income or other cash proceeds of any noncash proceeds of any Asset Sale), less (a) any fees, costs and expenses incurred by such Person in respect of such Asset Sale, (b) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof, (c) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale, (d) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, (e) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Cash Proceeds); and (f) all distributions and other payments required to be made (or made on a pro rata basis) to minority interest holders in Subsidiaries of such Person as a result of such Asset Sale.

     "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

     "Offer to Purchase" means the Offeror's offer to purchase for cash all outstanding shares of common stock of Target, the terms and conditions of which offer to purchase shall be reasonably satisfactory in form and substance to the Required Lenders.

     "Offeror" means NBP Acquisition Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower, and its successors.

     "Operating Lease Amount" means, at any time, an amount equal to seven times the amount by which (i) the minimum rental commitments under non-cancelable operating leases of the Borrower and its Subsidiaries for the fiscal year of the Borrower and its Subsidiaries following the most recent fiscal year for which audited financial statements are available at such time, as reflected in the notes to such financial statements, exceed (ii) $50,000,000.

     "Original Agreement" has the meaning set forth in the recitals hereto.

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Quarterly Date" means the last day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement; provided that if any such day is not a Euro-Dollar Business Day, then such Quarterly Date shall be the next preceding Euro-Dollar Business Day.

     "Reference Lenders" means the CD Reference Lenders or the
Euro-Dollar Reference Lenders, as the context may require, and "Reference Lender" means any one of such Reference Lenders.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Required Lenders" means at any time Lenders having at least 51% of the aggregate amount of the Exposures at such time.

     "Revolving Credit Commitment" means,

          (i) with respect to each Revolving Credit Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Revolving Credit Commitment" in the Commitment Schedule, or
         (ii) with respect to each Assignee which becomes a Revolving Credit Lender pursuant to Section 9.06(c), the amount of the Revolving Credit Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to Section 2.09 or 2.11 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.06(c).

     "Revolving Credit Lender" means each Lender identified in the Commitment Schedule as having a Revolving Credit Commitment and each Assignee which acquires a Revolving Credit Commitment and/or
Revolving Credit Loans pursuant to Section 9.06(c), and their respective successors.

     "Revolving Credit Loan" means a loan made by a Revolving Credit Lender pursuant to Section 2.01(b).

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Revolving Credit
Termination Date.

     "Revolving Credit Termination Date" means the fifth anniversary of the Effective Date (or, if such fifth anniversary date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Revolving Credit Termination Date shall be the next preceding Euro-Dollar Business Day).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Subsidiary" means, as to any Person, any corporation, limited liability company partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Target" means Nellcor Puritan Bennett Incorporated, a Delaware corporation.

     "Term Availability Period" means the period from and including the Effective Date to and including December 31, 1997.

     "Term Loan" means a loan made by a Term Loan Lender pursuant to
Section 2.01(a).

     "Term Loan Commitment" means,

          (i) with respect to each Term Loan Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender under the heading "Term Loan Commitment" in the Commitment Schedule, or
          (ii) with respect to each Assignee which becomes a Term Loan Lender pursuant to Section 9.06(c), the amount of the Term Loan Commitment thereby assumed by it,

in each case as such amount may be reduced from time to time pursuant to Section 2.09 or 2.11 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.06(c).

     "Term Loan Lender" means each Lender identified in the Commitment Schedule as having a Term Loan Commitment and each Assignee which acquires a Term Loan Commitment or Term Loan pursuant to Section 9.06(c), and their respective successors.

     "Term Loan Maturity Date" means the second anniversary of the Effective Date (or if such second anniversary date is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business falls in another calendar month, in which case the Term Loan Maturity Date shall be the next preceding Euro-Dollar Business Day).

     "Total Capital" means, at any time, Adjusted Consolidated Net Worth plus Total Debt.

     "Total Debt" means, at any time, the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (determined on a consolidated basis without duplication in accordance with GAAP).

     "Type" has the meaning set forth in Section 1.03.

     "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     SECTION 1.03. Classes and Types of Loans and Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Class and Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term Loan or Revolving Credit Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Euro-Dollar Loan, a CD Loan, a Base Rate Loan or a Money Market Loan, each of which constitutes a "Type". Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Euro-Dollar Term Loan") indicates that such Loan is both a Term Loan and a Euro-Dollar Loan (or that such Borrowing is comprised of such Loans).

                                ARTICLE 2
                               THE CREDITS

     SECTION 2.01. Commitments to Lend.(a) Term Loan Facility. During the Term Availability Period each Term Loan Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single Term Loan to the Borrower on the Effective Date in an amount not to exceed the amount of its Term Loan Commitment. The Term Loan Commitments are not revolving in nature, and amounts repaid or prepaid pursuant to Section 2.11 or Section 2.12 shall not be reborrowed.

     (b) Revolving Credit Facility. During the Revolving Credit Period, each Revolving Credit Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in an aggregate amount at any time outstanding not to exceed the amount of its Revolving Credit Commitment. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.01(b), prepay Revolving Credit Loans to the extent permitted by Section 2.12 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.01(b).

     (c) Minimum Amount. Each Borrowing under this Section 2.01 shall be in the aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments of the relevant Class) and shall be made from the several Lenders ratably in proportion to their respective Commitments of the relevant Class.

     SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, (A) specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

         (ii) the aggregate amount of such Borrowing;

        (iii) the Class and initial Type of Loans comprising such Borrowing; and

         (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period and of Section 2.10(e); and

(B) certifying that each of the conditions precedent to such Borrowing has been satisfied.

     SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Revolving Credit Borrowings pursuant to
Section 2.01, but within the limitations of the Revolving Credit Commitments as contemplated by Section 3.02(c), the Borrower may, as set forth in this Section, request the Lenders during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

     The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Lender to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Lender may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Lenders, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:


              (A) the proposed date of Borrowing,

              (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount
         (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Lender may be accepted,

              (C) the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

              (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

              (E) the identity of the quoting Lender.

     A Money Market Quote may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii) Any Money Market Quote shall be disregarded if it:

              (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

              (B) contains qualifying, conditional or similar language;

              (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market
         Quotes; or

              (D) arrives after the time set forth in subsection
         (d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Lender that is in accordance with subsection (d) and
(y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection
(e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market
     Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

         (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000;

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04.  Notice to the Lenders; Funding of Loans.  (a)
Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.07 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. Notes. (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

     (b) Each Lender may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular Class or Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Class or Type. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Lender's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

      SECTION 2.06. Maturity of Loans. (a) Each Term Loan shall mature, and the principal amount thereof together with accrued interest thereon shall be due and payable, on the Term Loan Maturity Date.

     (b) Each Revolving Credit Loan shall mature, and the principal amount thereof together with accrued interest thereon shall be due and payable, on the Revolving Credit Termination Date.

     (c) Each Money Market Loan included in any Money Market
Borrowing shall mature, and the principal amount thereof together with accrued interest thereon shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day, provided that until the end of the Interest Period applicable to such CD Loan, any such overdue principal shall bear interest at the higher of the foregoing rate and 2% plus the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan at the date such payment was due.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                       ( CDBR      )*
                ACDR = ( --------  ) + AR
                       (1.00 - DRP )

                ACDR = Adjusted CD Rate
                CDBR = CD Base Rate
                 DRP = Domestic Reserve Percentage
                  AR = Assessment Rate

--------------------
* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Lender of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Lender to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Lender to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day, provided that until the end of the Interest Period applicable to such Euro-Dollar Loan, any such overdue principal shall bear interest at the higher of the foregoing rate and the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

     (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Lender making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Lender making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Lender agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Lenders or, if none of such quotations is available on a timely basis, the provisions of Section
8.01 shall apply.

     SECTION 2.08. Facility Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Exposures, a facility fee for each day at a rate per annum equal to the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule), on the aggregate amount of the Exposures on such day. Such facility fees shall accrue for each day from and including the Effective Date to but excluding the date on which no Lender has any Exposure (the "Termination Date"). Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

     SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments of any Class at any time, if no Loans of such Class are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments of any Class in excess of the aggregate outstanding amount of the Loans of such Class (in each of cases (i) and (ii), after giving effect to any mandatory or optional prepayments to be made at such time and treating Money Market Loans as part of the Class of Revolving Credit Loans for this purpose).

     SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic
     Business Day or to Euro-Dollar Loans as of any Euro-Dollar
     Business Day;


         (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans; and
        (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

     Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted to Domestic Loans of the other type or are CD Rate Loans to be continued as CD Rate Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding
     Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

     Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period and of Section 2.10(e).

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section
2.10 shall not constitute a "Borrowing" subject to the provisions of
Section 3.02.

     (e) If the Borrower wishes to select an Interest Period of one year for any Group of Euro-Dollar Loans, the Borrower shall notify the Administrative Agent of such proposed Interest Period and the aggregate principal amount of the Loans to which it would apply, at least six Euro-Dollar Business Days before such Interest Period is to begin. The Administrative Agent will promptly notify each Lender of the contents of such notice and each Lender will as promptly as practicable thereafter notify the Administrative Agent as to whether such Lender is willing to fund its share of such Group of Loans for such proposed Interest Period. The Borrower shall not be entitled to select such an Interest Period unless all the Lenders shall have advised the Administrative Agent (which shall promptly so advise the Borrower) that they are willing so to fund their respective shares of such Group of Loans.

     SECTION 2.11.  Mandatory Reduction and Termination of
Commitments; Mandatory Prepayments. (a) The Term Loan Commitments shall terminate at the close of business on the earlier of (i) the date of the Term Loan Borrowing hereunder and (ii) the last day of the Term Availability Period.

     (b) The Revolving Credit Commitments shall terminate on the
Revolving Credit Termination Date.

     (c) If an Asset Sale shall occur, an amount equal to the Net
Cash Proceeds thereof shall be applied as follows until such amount has been fully applied:

             First, to the reduction of the Term Loan Commitments until such Commitments shall have been reduced to zero; and

             Second, to the prepayment of Term Loans, until the Term Loans shall have been prepaid in full.

Each such reduction and/or prepayment shall be made within five Euro-Dollar Business Days of receipt by the Borrower or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds, provided that

          (i) if the Net Cash Proceeds in respect of any Asset Sale are less than $5,000,000, such reduction and/or prepayment shall be made within five Euro-Dollar Business Days of receipt of proceeds such that, together with all other such amounts not previously applied, the Net Cash Proceeds are equal to at least $5,000,000; and

         (ii) if any prepayment would otherwise require prepayment of Fixed Rate Loans or portions thereof prior to the last day of the then current Interest Period, then such prepayment shall, unless the Administrative Agent otherwise notifies the Borrower upon the instructions of the Required Lenders, be deferred to the last day of such Interest Period.

     (d) Unless at such time the Borrower's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's, the aggregate amount of the Revolving Credit Commitments shall on June 30, 2000 be reduced to $1,400,000,000 and, if at such time the sum of the aggregate outstanding principal amount of Revolving Credit Loans and the aggregate outstanding principal amount of Money Market Loans exceeds the aggregate amount of the Revolving Credit Commitments as so reduced, the Borrower shall on such date prepay a principal amount of such Loans equal to such excess.

     (e) Each reduction of the Commitments and/or prepayment of Loans shall be applied ratably to the respective Commitments and/or Loans of the relevant Class of all Lenders. Each payment of principal of the Loans of any Class shall be made together with interest accrued and unpaid on the amount repaid to the date of payment. Each payment of the Loans of any Class shall be applied to such Group or Groups of Loans of such Class as the Borrower may designate (or, failing such designation, as determined by the Administrative Agent).

     (f) The Borrower shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each prepayment required to be made pursuant to subsection (c) or (d).

     SECTION 2.12. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loans to Section 2.14, the Borrower may, upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01), upon at least three Domestic Business Days' notice to the Administrative Agent, prepay any Group of CD Loans, or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group or Borrowing.

     (b) Except as provided in subsection (a) above the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or the Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Lender in accordance with
Section 2.04(a) or 2.12(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.16 Regulation D Compensation. For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents), and as a result the cost to such Lender (or its Applicable Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth in reasonable detail the amount to which such Lender is then entitled under this Section 2.16 (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it).

                                ARTICLE 3
                               CONDITIONS

     SECTION 3.01.  Effectiveness.  This Amended and Restated
Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

     (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Administrative Agent of a duly executed Note for the account of each Lender dated on or before the Effective Date complying with the provisions of Section 2.05.

     (c) receipt by the Administrative Agent of an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit E hereto;

     (d) receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit F hereto;

     (e) receipt by the Administrative Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all fees accrued under, the Original
Agreement up to but excluding the Effective Date; and

     (f) receipt by the Administrative Agent of all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

On the Effective Date the Original Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date the rights and obligations of the parties hereto shall be governed by this Amended and Restated Agreement; provided the rights and obligations of the parties hereto that are parties to the Original Agreement shall continue to be governed by the provisions of the Original Agreement with respect to the period prior to the Effective Date. The Notes delivered to each Lender under the Original Agreement shall be canceled and Notes under this Amended and Restated Agreement shall be given in substitution therefor. Each Lender shall promptly after the Effective Date deliver to the Borrower for cancellation the Note delivered to such Lender under the Original Agreement. The Administrative Agent shall promptly notify the Borrower and each Lender of the effectiveness of this Amended and Restated Agreement, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.02. Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) the fact that the Effective Date shall have occurred on or prior to September 15, 1997;

     (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

     (c) in the case of a Revolving Credit Borrowing or a Money Market Borrowing, the fact that, immediately after such Borrowing, the sum of the aggregate outstanding principal amount of the Revolving Credit Loans and the aggregate outstanding principal amount of the Money Market Loans will not exceed the aggregate amount of the Revolving Credit Commitments;

     (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

     (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of (i) any Borrowing the proceeds of which are to be applied to finance the Acquisition and (ii) any Borrowing made on a date at which the Borrower's long-term debt securities are rated at least BBB, Baa2 or BBB by any two of S&P, Moody's or Duff & Phelps, Inc., respectively, and not lower than BBB-, Baa3 or BBB- by the third of such rating agencies, those contained in Section 4.02(c), in Section 4.03(i) and in the last sentence of Section 4.12 hereof) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

                                ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 4.01. Corporate Existence. Each of the Borrower and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

     SECTION 4.02. Financial Condition. (a) The Borrower has heretofore furnished to each of the Lenders the consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1996 and the related consolidated statements of earnings, cash flows and changes in shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP. All such financial statements fairly present, in all material aspects, the consolidated financial condition of the Borrower and its Subsidiaries, as at said date, and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP.

     (b) The Borrower has heretofore furnished to each of the Lenders the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of earnings, cash flows and changes in shareholders' equity of the Borrower and its Subsidiaries for the nine month period ended on said date. All such financial statements fairly present, in all material aspects, the consolidated financial condition of the Borrower and its Subsidiaries, as at said date, and the consolidated results of their operations for the nine month period ended on said date, all in accordance with GAAP.

     (c) Since March 31, 1997, there has been no material adverse change in the ability of the Borrower to perform its obligations hereunder or in the rights and obligations of the Lenders hereunder.

     SECTION 4.03. Litigation. Except as may be disclosed in regular periodic reports filed with the Securities and Exchange Commission prior to the date of this Agreement (copies of which reports have heretofore been furnished to the Lenders), there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries (i) which, if adversely determined, is reasonably likely to have a Material Adverse Effect or (ii) which in any manner draws into question the validity of this Agreement or the Notes.

     SECTION 4.04. No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

     SECTION 4.05. Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes; the execution, delivery and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of this Agreement or the Notes or for the legality, validity or enforceability hereof.

     SECTION 4.07. ERISA. Each Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lenders under Section 5.01(e) hereof.

     SECTION 4.08. Taxes. The Borrower and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions, the payment of which is reasonably likely to have a Material Adverse Effect.

     SECTION 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10.  Public Utility Holding Company Act.   Neither the
Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.11. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to either Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent or any Lender in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.

     SECTION 4.12. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in accordance with customary industry practice. On the basis of this review, the Borrower has reasonably concluded that the costs of compliance with Environmental Laws are unlikely to have a Material Adverse Effect.

                                ARTICLE 5
                                COVENANTS

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Financial Statements, Etc. The Borrower will deliver to each of the Lenders:

     (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of earnings, cash flows and changes in shareholders' equity of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated statements of earnings, cash flows and changes in shareholders' equity of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;

     (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

     (d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (e) as soon as possible, and in any event within ten days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

         (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

        (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
     Section 4041A of ERISA;
          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

         (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

     (f) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

     (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

     The Borrower will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 5.08 and 5.09 hereof as of the end of the respective quarterly fiscal period or fiscal year.

     SECTION 5.02. Litigation. The Borrower will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

     SECTION 5.03. Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to:

     (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 5.03 shall prohibit any transaction expressly permitted under Sections 5.06 and 5.07 hereof);

     (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material
Adverse Effect;

     (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

     (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

     (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

     (f) subject to Section 9.11 hereof, permit representatives of any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender.

     SECTION 5.04. Insurance. The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

     SECTION 5.05. Limitation on Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

     (a) Liens in existence on July 23, 1997 securing Indebtedness outstanding on July 23, 1997 in an aggregate principal amount not exceeding $50,000,000;

     (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

     (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

     (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (g) Liens on Property of any corporation which becomes a Subsidiary of the Borrower after the date of this Agreement; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower, were not created in anticipation thereof and do not at any time secure any Indebtedness other than Indebtedness which was secured by such Liens at the time such corporation became a Subsidiary;

     (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Borrower or such Subsidiary other than the Property so acquired and improvements thereon;

     (i) Liens incidental to the conduct of its business or the ownership of its Property which were not incurred in connection with the borrowing of money, the obtaining of credit or Derivatives Obligations, and which do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business;

     (j) Liens arising from judgments, decrees or attachments (including Liens securing appeal or other bonds therefor) not in excess of $25,000,000 in the aggregate and in circumstances not constituting an Event of Default under Section 6.01(h) hereof;

     (k) leases or subleases granted to others otherwise permitted by this Agreement;

     (l) UCC financing statements and other similar filings regarding leases and other Liens otherwise permitted by this Agreement;

     (m) rights to receive income in connection with consignment arrangements or licensing agreements in the ordinary course of the Borrower's or such Subsidiary's business, as the case may be;

     (n) Liens on cash and cash equivalents securing Derivatives
Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $50,000,000;

     (o) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property); and

     (p) Liens on "margin stock" (as defined in the Margin
Regulations), if and to the extent that the value of such margin stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section.

     Notwithstanding the foregoing, nothing in this Section shall restrict the ability of the Borrower or any of its Subsidiaries to sell or assign its accounts receivable.

     SECTION 5.06. Mergers and Sales of Assets. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into, or acquire all or substantially all of the assets of, any Person, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge or consolidate with or into, or transfer assets to, the Borrower and (iii) the Borrower may merge with or consolidate into, or acquire assets of, and any Subsidiary of the Borrower may merge or consolidate with or into, or acquire assets of, any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Default would exist and in the case of any such proposed transaction to which the Borrower is a party, the Borrower is the surviving corporation. The Borrower will not, and will not permit any Subsidiary to, consummate any Asset Sale unless (i) the aggregate book value of assets disposed of subsequent to the date hereof pursuant to Asset Sales does not exceed the greater of (x) $1,200,000,000 or (y) 30% of the total assets of the Borrower and its Subsidiaries at such time and (ii) such Asset Sale is for fair market value (in the reasonable determination of the Borrower) and for consideration consisting of at least 80% cash payable at the closing of such Asset Sale.

     SECTION 5.07. Change in Nature of Business. The Borrower will not (i) make any material change in the nature of the business of the Borrower and its Subsidiaries taken as a whole as carried on as of the date hereof, or (ii) except as contemplated by the Offer to Purchase, acquire, or permit any of its Subsidiaries to acquire, businesses which result in any material change in the nature of the business of the Borrower and its Subsidiaries taken as a whole as carried on as of the date hereof; provided, however, that the Borrower or any of its Subsidiaries may engage in or acquire a business of a nature substantially related to the nature of its business as carried on as of the date hereof, and provided, further, in each case that, immediately after giving effect to such proposed transaction, no Default would exist.

     SECTION 5.08. Financial Covenants. (a) The Borrower will not permit the ratio of (i) the sum of (x) Total Debt plus (y) the Operating Lease Amount at any time to (ii) the sum of (x) Total Capital at such time plus (y) the Operating Lease Amount at such time to exceed: (A) to but excluding the last day of Fiscal Year 1999, 68%, (B) thereafter, to but excluding the last day of Fiscal Year 2000, 63% and (C) thereafter, 60%.

     (b) The Borrower will not permit the Interest Coverage Ratio at the last day of any fiscal quarter to be less than (i) to but excluding the last day of Fiscal Year 1999, 2.70, (ii) thereafter, to but excluding the last day of Fiscal Year 2000, 2.90 and (iii) thereafter, 3.50; provided that this Section 5.08(b) shall not apply at (x) any date at which the Borrower's long-term debt is rated BBB+ or higher by S&P and Baal or higher by Moody's and (y) the last day of the fiscal quarter ending on or closest to September 30, 1997.

     SECTION 5.09. Indebtedness of Subsidiaries. The Borrower will not permit the aggregate Indebtedness of all of its Subsidiaries
(exclusive of Indebtedness owing to the Borrower or a Wholly-Owned Subsidiary) to exceed at any time 10% of Total Capital.

     SECTION 5.10. Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly enter into transactions with any Affiliates unless the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

     SECTION 5.11. Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder solely for general corporate purposes (in compliance with all applicable legal and regulatory requirements), including, without limitation, to refinance loans made under the Original Agreement to finance the Acquisition; provided that neither Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any extension of credit hereunder will be used in violation of the Margin Regulations.

     SECTION 5.12. Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable Environmental Laws and all ordinances and regulatory and administrative authorities with respect thereto, and shall not permit or suffer any of its Subsidiaries to, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials other than in the ordinary course of business and in compliance in all material respects with applicable Environmental Laws, and shall not, and shall not permit or suffer any of its Subsidiaries to, cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower or any Subsidiary thereof, the installation or placement of Hazardous Materials in violation of or actionable under in any material respect applicable Environmental Laws onto any of its Property or suffer the presence of Hazardous Materials in violation of or actionable under in any material respect applicable Environmental Laws on any of its Property. The Borrower shall, and shall cause each of its Subsidiaries to, promptly undertake and diligently pursue to completion any remedial clean-up action required of the Borrower or any Subsidiary under applicable Environmental Laws in the event of any release of Hazardous Materials.

     SECTION 5.13. Most Favored Lender. The Borrower will not and will not permit any Subsidiary to (a) enter into any indenture, agreement or other instrument under which any Indebtedness for borrowed money in excess of $15,000,000 for any such indenture, agreement or instrument (or series of related agreements or instruments) of the Borrower or of any Subsidiary may be issued (a "Restricted Agreement"), or (b) agree to any amendment, waiver, consent, modification, refunding, refinancing or replacement of any Restricted Agreement, in either case, with terms the effect of which is to (i) include a Covenant which imposes a restriction, limitation or obligation in favor of another lender not imposed in favor of the Lenders by this Agreement, or (ii) revise or alter any Covenant contained therein the effect of which is to impose a restriction, limitation or obligation in favor of another lender not imposed in favor of the Lenders by this Agreement, unless the Borrower or such Subsidiary, as the case may be, concurrently (x) notifies the Lenders and the Administrative Agent thereof and (y) incorporates herein such additional, altered or revised Covenant. If the Administrative Agent at the time so elects by notice to the Borrower and the Lenders, the incorporation of each such additional Covenant shall be deemed to occur automatically without any further action or the execution of any additional document by any of the parties to this Agreement. If the Administrative Agent does not elect to effect such an automatic incorporation, the Administrative Agent shall promptly tender to the Borrower for execution by it an amendment (executed by the Administrative Agent) incorporating such additional Covenant and shall promptly deliver a copy of such amendment to the Lenders.

                                ARTICLE 6
                                DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) The Borrower shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder when due and such default shall have continued unremedied for five days; or

     (b) The Borrower or any of its Subsidiaries shall default beyond any applicable grace period, or, in the case of any Derivatives Obligations for which no grace period is otherwise provided, beyond five days, in the payment when due of any principal of or interest on any Indebtedness (other than the Indebtedness hereunder or under the Notes) outstanding in an amount aggregating $15,000,000 or more, or in the payment when due of amounts exceeding $15,000,000 in the aggregate for the payment or collateralization of Derivatives Obligations; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any instrument or agreement governing such Derivatives Obligations shall occur if the effect of such event is (or, with the giving of notice or the passage of time or both, would be) to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an instrument or agreement governing such Derivatives Obligations, to permit the payments owing under such instrument or agreement to be liquidated; or

     (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (d) The Borrower shall default in the performance of any of its obligations under any of Sections 5.01(f), 5.05 through 5.09 (inclusive), or 5.13 hereof; or the Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Administrative Agent at the request of any Lender; or

     (e) The Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (f) The Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

     (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

     (h) A final judgment or judgments for the payment of money in excess of $15,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (i) An event or condition specified in Section 5.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Required Lenders, a Material Adverse Effect; or

     (j) Any Person or two or more Persons acting in concert shall have acquired, in one transaction or in a series of related transactions, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of the Borrower's then outstanding securities entitled to vote in the election of directors (other than securities having such power only by reason of the happening of a contingency);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 6.01 with respect to the Borrower, (A) the Administrative Agent, upon request of the Lenders having at least 51% of the aggregate amount of the Commitments, shall, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent, upon request of Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans, shall, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and
(2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 6.01 with respect to the Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                ARTICLE 7
                                THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York, Goldman Sachs Credit Partners L.P., Citibank, N.A. and NationsBank, N.A. shall each have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York, Goldman Sachs Credit Partners L.P., Citibank, N.A. and NationsBank, N.A. and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder.

     SECTION 7.03. Action by Agent. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided in Article 6.

     SECTION 7.04.  Consultation with Experts.   Each Agent may
consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05.  Liability of Agent.   No Agent nor any of its
affiliates nor any of their respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be specified herein for the particular purpose) or (ii) in the absence of its own gross negligence or willful misconduct. No Agent nor any of the affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article 3, except in the case of the Administrative Agent receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify each Agent, its affiliates and the respective directors, officers, agents and employees of the foregoing (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.09. Co-Documentation Agents and Co-Syndication Agents. Nothing in this Agreement shall impose upon the Co-Documentation Agents or the Co-Syndication Agents, in their respective capacities as such, any duty or obligation whatsoever.

                                ARTICLE 8
                        CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

     (a) the Administrative Agent is advised by the Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Reference Lenders in the relevant market for such Interest Period, or

     (b) in the case of CD Loans or Euro-Dollar Loans, Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and
(ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

     (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 8.03 in respect of any costs resulting from such event, only be entitled to payment under this Section 8.03 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender shall use reasonable averaging and attribution methods.

     SECTION 8.04.  Taxes.  (a) For the purposes of this Section
8.04, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such payments to such Lender are subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Agent (as the case may be) makes demand therefor.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Amended and Restated Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

     SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Lender to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Lenders); and

     (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Lenders.

     SECTION 8.06. Substitution of Lender. Provided that no Default shall have occurred and be continuing, if (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03 or 8.04, the Borrower shall have the right to designate an Assignee which is not the Borrower, any Subsidiary or an Affiliate to purchase for cash, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto, the outstanding Loans and Commitment(s) of such Lender and to assume all of such Lender's other rights and obligations hereunder without recourse to or warranty by such Lender, for a purchase price equal to the principal amount of all of such Lender's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid facility fees in respect of any Lender's Commitment(s) hereunder plus such amount, if any, as would be payable pursuant to Section 2.14 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment, plus the compensation then due and payable pursuant to Sections 8.03 and 8.04.

                                ARTICLE 9
                              MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or any Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received,
(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by any Agent or Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of each Agent, including fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs and is continuing, all out-of-pocket expenses incurred by each Agent and each Lender, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Agent and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and settlement costs, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 9.04. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders,(i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan, or any fees hereunder or for termination or for reduction pursuant to
Section 2.11(d) of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement; and provided further that, at the option of the Administrative Agent, an additional, altered or revised Covenant shall be incorporated herein pursuant to Section 5.13 either
(i) automatically or (ii) by an amendment signed solely by the Administrative Agent and the Borrower.

     SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

     (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitments or Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Section 2.16 and Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an Exposure of not less than $10,000,000, unless a lower amount is agreed to by the Borrower and the Administrative Agent) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Administrative Agent; provided that if an Assignee is an affiliate of such transferor Lender, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with Commitment(s) and Loans as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $1,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section
8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 9.07. Collateral. Each of the Lenders represents to each of the Agents and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in the Margin Regulations) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof; provided that the obligations of the Borrower under the Commitment Letter, the Joint Fee Letter and the Administrative Agency Fee Letter agreement, each dated July 21, 1997, among the initial parties to the Original Agreement shall remain in effect in accordance with their terms.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.11. Confidentiality. The Agents and each Lender agree to keep any information delivered or made available by the Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by it who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender or to an Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by an Agent or Lender prohibited by this Agreement, (f) in connection with any litigation to which an Agent or Lender or its subsidiaries or affiliates or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lender's or the Agents' legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             MALLINCKRODT INC.


                             By /s/ Douglas A. McKinney
                               ---------------------------------
                             Title: Treasurer
                             Address:   7733 Forsyth Boulevard
                                        Clayton, Missouri 63105
                             Facsimile: (314) 854-5380


LENDERS AND CO-ARRANGERS
------------------------


                             MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK


                             By /s/ John H. Chaplin
                               ---------------------------------
                             Title: Associate



                             CITIBANK, N.A.


                             By /s/ Nancy Rochford
                               ---------------------------------
                             Title: Managing Director



                             GOLDMAN SACHS CREDIT PARTNERS L.P.


                             By /s/ Stephen B. King
                               ---------------------------------
                             Title: Authorized Signatory


LENDER AND CO-DOCUMENTATION AGENT
---------------------------------


                             NATIONSBANK, N.A.


                             By /s/ Kenneth J. Schult
                               ---------------------------------
                             Title: Vice President


LENDERS AND CO-AGENTS
---------------------


                             BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION


                             By /s/ Michael G. Healy
                               ---------------------------------
                             Title: Vice President


                             THE BANK OF NOVA SCOTIA


                             By /s/ F.C.H. Ashby
                               ---------------------------------
                             Title: Senior Manager Loan Operations


                             THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              CHICAGO BRANCH


                             By /s/ Hajime Watanabe
                               ---------------------------------
                             Title: Deputy General Manager


                             THE CHASE MANHATTAN BANK
                             By /s/ Robert T. Sacks
                               ---------------------------------
                             Title: Managing Director



                             CIBC INC.


                             By /s/ Timothy E. Doyle
                               ---------------------------------
                             Title: Managing Director, CIBC Wood
                                    Gundy Securities Corp.,
                                    as Agent


                             DEUTSCHE BANK AG, NEW YORK AND/OR
                              CAYMAN ISLANDS BRANCH


                             By /s/ Gordon K. Johnson
                               ---------------------------------
                             Title: Managing Director


                             By /s/ Susan L. Pearson
                               ---------------------------------
                             Title: Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO


                             By /s/ Deborah E. Stevens
                               ---------------------------------
                             Title: Authorized Agent


                             THE FUJI BANK, LIMITED


                             By /s/ Peter L. Chinnici
                               ---------------------------------
                             Title: Joint General Manager


OTHER LENDERS
-------------

                             BANQUE PARIBAS


                             By /s/ Karen E. Coons
                               ---------------------------------
                             Title: Vice President


                             By /s/ Nicholas C. Mast
                               ---------------------------------
                             Title: Director
                             BANK OF IRELAND


                             By /s/ Derek F. Collins
                               ---------------------------------
                             Title: Assistant Director


                             BANK OF MONTREAL


                             By /s/ Irene M. Geller
                               ---------------------------------
                             Title: Director


                             THE BANK OF NEW YORK


                             By /s/ John C. Lambert
                               ---------------------------------
                             Title: Vice President


                             CAISSE NATIONALE DE CREDIT AGRICOLE


                             By /s/ David Bouhl,
                               ---------------------------------
                             Title: First Vice President, Head of
                                    Corporate Banking, Chicago


                             THE DAI-ICHI KANGYO BANK, LTD.


                             By /s/ Seiichiro Ino
                               ---------------------------------
                             Title: Vice President & Department
                                    Head


                             THE INDUSTRIAL BANK OF JAPAN, LIMITED


                             By /s/ Walter R. Wolff
                               ---------------------------------
                             Title: Senior Vice President and
                                    Deputy General Manager


                             MELLON BANK, N.A.


                             By /s/ M. James Barry, III
                               ---------------------------------
                             Title: Vice President


                             THE NORTHERN TRUST COMPANY
                             By /s/ James F.T. Monhart
                               ---------------------------------
                             Title: Vice President


                             THE SAKURA BANK, LIMITED


                             By /s/ Shunji Sakurai
                               ---------------------------------
                             Title: Joint General Manager


                             THE SUMITOMO BANK, LTD.


                             By /s/ John H. Kemper
                               ---------------------------------
                             Title: Senior Vice President



                             WACHOVIA BANK, N.A.


                             By /s/ Walter R. Gillikin
                               ---------------------------------
                             Title: Vice President


                             ALLIED IRISH BANKS, P.L.C.


                             By /s/ Alan Kelly
                               ---------------------------------
                             Title: Senior Manager


                             THE ASAHI BANK, LTD.


                             By /s/ Tatsuo Kase
                               ---------------------------------
                             Title: Senior Manager


                             BANCA MONTE DEI PASCHI DI SIENA SpA


                             By /s/ G. Natalicchi
                               ---------------------------------
                             Title: Senior Vice President &
                                    General Manager


                             By /s/ Brian R. Landy
                               ---------------------------------
                             Title: Vice President


                             BANQUE NATIONALE DE PARIS


                             By /s/ Arnaud Collin du Bocage
                               ---------------------------------
                             Title: Executive Vice President and
                                    General Manager


                             ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO S.p.A.


                             By /s/ Carlo Persico
                               ---------------------------------
                             Title: Deputy General Manager


                             By /s/ William J. DeAngelo
                               ---------------------------------
                             Title: First Vice President


                             KREDIETBANK, N.V.


                             By /s/ Robert Snauffer
                               ---------------------------------
                             Title: Vice President


                             By /s/ Tod R. Angus
                               ---------------------------------
                             Title: Vice President


                             THE MITSUBISHI TRUST AND BANKING
                              CORPORATION


                             By /s/ Masaaki Yamagishi
                               ---------------------------------
                             Title: Chief Manager


                             REPUBLIC NATIONAL BANK OF NEW YORK


                             By /s/ Robert Cohen
                               ---------------------------------
                             Title: Vice Chairman


                             By /s/ Meir Levy
                               ---------------------------------
                             Title: Vice President

                             MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as Administrative Agent


                             By /s/ John H. Chaplin
                               ---------------------------------
                             Title: Associate
                             Address:   60 Wall Street
                                        New York, New York 10260
                             Telex number:  177615 MGT UT
                             Facsimile number:  (212) 648-5336


                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Co-Syndication Agent and
                              Co-Documentation Agent


                             By /s/ Stephen B. King
                               ---------------------------------
                             Title: Authorized Signatory
                             Address: 85 Broad Street
                                      New York, NY 10004
                             Facsimile number: (212) 902-2417


                             CITIBANK, N.A.,
                              as Co-Syndication Agent and
                              Co-Documentation Agent


                             By /s/ Nancy Rochford
                               ---------------------------------
                             Title: Managing Director
                             Address: 399 Park Avenue
                                      New York, New York 10043
                             Facsimile number: (212) 826-2371


                             NATIONSBANK, N.A.,
                               as Co-Documentation Agent


                             By /s/ Kenneth J. Schult
                               ---------------------------------
                             Title: Vice President
                             Address: 800 Market Street
                                      St Louis, MO 63101
                             Facsimile number: (314) 466-7783

                             PRICING SCHEDULE


     Each of "CD Margin", "Euro-Dollar Margin" and "Facility Fee
Rate" means, for any day, the rates set forth below (in basis points per annum) in the row opposite such term and in the column corresponding to the "Pricing Level" that exists on such day:


                   Level I   Level II   Level III   Level IV
                   -------   --------   ---------   --------

CD Margin           30.00      31.00      34.00       36.25
----------------------------------------------------------------

Euro-Dollar
Margin              17.50      18.50      21.50       23.75
----------------------------------------------------------------
Facility Fee
Rate                 7.50       9.00      11.00       13.75
----------------------------------------------------------------

                   Level V   Level VI   Level VII   Level VIII
                   -------   --------   ---------   ----------
CD Margin           42.50      50.00      62.50       87.50
----------------------------------------------------------------
Euro-Dollar
Margin              30.00      37.50      50.00       75.00
----------------------------------------------------------------
Facility Fee
Rate                15.00      22.50      25.00       25.00
----------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

     "Level II Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Pricing does not apply.

     "Level III Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

     "Level IV Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "Level V Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing and Level IV Pricing applies.

     "Level VI Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's, and (ii) none of Level I Pricing, Level II
Pricing, Level III Pricing, Level IV Pricing and Level V Pricing applies.

     "Level VII Pricing" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BB+ or higher by S&P or Ba1 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing and Level VI Pricing applies.

     "Level VIII Pricing" applies at any date if, at such date, no other Pricing Level applies.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V, Level VI, Level VII or Level VIII applies at any date.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date; provided that prior to the first date subsequent to the Acquisition (and after giving effect thereto) on which the senior unsecured long-term debt securities of the Borrower are rated, the Pricing Level shall be Level V.

                   COMMITMENT SCHEDULE


                                Term Loan       Revolving Credit
        Lender                  Commitment         Commitment
--------------------------      ----------      ----------------
Morgan Guaranty Trust
 Company of New York            $22,000,000       $88,000,000

Citibank, N.A.                  $22,000,000       $88,000,000

Goldman Sachs Credit
 Partners L.P.                  $22,000,000       $88,000,000

NationsBank, N.A.               $20,200,000       $80,800,000

Bank of America                 $18,600,000       $74,400,000

The Bank of Nova Scotia         $18,600,000       $74,400,000

The Bank of Tokyo-Mitsubishi,
 Ltd., Chicago Branch           $18,600,000       $74,400,000

The Chase Manhattan Bank        $18,600,000       $74,400,000

CIBC Inc.                       $18,600,000       $74,400,000

Deutsche Bank AG,
 New York and/or Cayman
 Islands Branch                 $18,600,000       $74,400,000

The First National Bank
 of Chicago                     $18,600,000       $74,400,000

The Fuji Bank, Limited          $18,600,000       $74,400,000

Banque Paribas                  $15,000,000       $60,000,000

Bank of Ireland                 $10,000,000       $40,000,000

Bank of Montreal                $10,000,000       $40,000,000

The Bank of New York            $10,000,000       $40,000,000

Caisse Nationale de
 Credit Agricole                $10,000,000       $40,000,000

The Dai-Ichi Kangyo
 Bank, Ltd.                     $10,000,000       $40,000,000

The Industrial Bank of
 Japan, Limited                 $10,000,000       $40,000,000

Mellon Bank, N.A.               $10,000,000       $40,000,000

The Northern Trust Company      $10,000,000       $40,000,000

The Sakura Bank, Limited        $10,000,000       $40,000,000

The Sumitomo Bank, Ltd.         $10,000,000       $40,000,000

Wachovia Bank, N.A.             $10,000,000       $40,000,000

Allied Irish Banks, P.L.C.       $5,000,000       $20,000,000

The Asahi Bank, Ltd.             $5,000,000       $20,000,000

Banca Monte dei Paschi
 di Siena SpA                    $5,000,000       $20,000,000

Banque Nationale de Paris        $5,000,000       $20,000,000

Istituto Bancario San Paolo
 di Torino S.p.A.                $5,000,000       $20,000,000

Kredietbank, N.V.                $5,000,000       $20,000,000

The Mitsubishi Trust and
 Banking Corporation             $5,000,000       $20,000,000

Republic National Bank of
 New York                        $5,000,000       $20,000,000
                               -------------   --------------
   Totals                      $400,000,000    $1,600,000,000
                               =============   ==============

                                                EXHIBIT A - Note


                                   NOTE


                                              New York, New York
                                              ________ __, ____


     For value received, Mallinckrodt Inc., a New York corporation (the "Borrower"), promises to pay to the order of _________________________ (the "Lender"), for the account of its
Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement. This note is one of the Notes referred to in the $2,000,000,000

     Amended and Restated Credit Agreement dated as of September __, 1997 among the Borrower, the Lenders party thereto from time to time, and Morgan Guaranty Trust Company of New York, as Administrative Agent, Goldman Sachs Credit Partners L.P. and Citibank, N.A., as Co-Syndication Agents and Co-Documentation Agents, and NationsBank, N.A., as Co-Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                MALLINCKRODT  INC.



                                By
                                  ------------------------------
                                  Name:
                                  Title:

                    LOANS AND PAYMENTS OF PRINCIPAL
----------------------------------------------------------------
                                Amount of
         Amount of  Type of     Principal   Maturity    Notation
  Date     Loan       Loan       Repaid       Date      Made By
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

                         EXHIBIT B - Money Market Quote Request




                 Form of Money Market Quote Request
                 ----------------------------------





                                                         (Date)




To:     Morgan Guaranty Trust Company of New York

From:   Mallinckrodt Inc.

Re: $2,000,000,000 Amended and Restated Credit Agreement (the "Credit Agreement") dated as of September __, 1997 among Mallinckrodt Inc., the Lenders party thereto from time to time, Morgan Guaranty Trust Company of New York, as Administrative Agent, Goldman Sachs Credit Partners L.P. and Citibank, N.A., as Co-Syndication Agents and Co-Documentation Agents, and NationsBank, N.A., as Co-Documentation Agent.

        We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                  ---------------------


Principal Amount(1)        Interest Period(2)
----------------           ---------------


$



----------------------

     (1) Amount must be $10,000,000 or a larger multiple of $1,000,000.

     (2) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     Such Money Market Quotes should offer a Money Market (Margin) (Absolute Rate). (The applicable base rate is the London Interbank Offered Rate.)

     Terms used herein have the meanings assigned to them in the Credit Agreement.


                                MALLINCKRODT INC.



                                By:-----------------------------
                                   Name:
                                   Title:

                    EXHIBIT C - Invitation for Money Market Quotes



                Form of Invitation for Money Market Quotes
                ------------------------------------------


To:     (Name of Lender)

Re:      Invitation for Money Market Quotes to Mallinckrodt Inc. (the
         "Borrower")


        Pursuant to Section 2.03 of the $2,000,000,000 Amended and Restated Credit Agreement dated as of September __, 1997 among Mallinckrodt Inc., the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. and Citibank, N.A., as Co-Syndication Agents and Co-Documentation Agents, NationsBank, N.A., as Co-Documentation Agent, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                  --------------------

Principal Amount           Interest Period
----------------           ---------------
$

     Such Money Market Quotes should offer a Money Market (Margin) (Absolute Rate). (The applicable base rate is the London Interbank Offered Rate.)

     Please respond to this invitation by no later than (2:00 P.M.) (9:30 A.M.) (New York City time) on (date).

                                MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK


                                By
                                  ------------------------------
                                  Authorized Officer

                                 EXHIBIT D - Money Market Quote



                     Form of Money Market Quote
                     --------------------------


To: Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:  Money Market Quote to Mallinckrodt Inc. (the "Borrower")

     In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Lender:  ________________________________
2.   Person to contact at Quoting Lender:

     _____________________________
3.   Date of Borrowing: ____________________(1)
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


----------------------
     (1) As specified in the related Invitation.


Principal    Interest     Money Market
Amount(2)    Period(3)   (Margin(4))(Absolute Rate(5))
---------    ---------    ----------------------------

$

$

     (Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.)(2)

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the $2,000,000,000 Amended and Restated Credit Agreement dated as of September __, 1997 among Mallinckrodt Inc., the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. and Citibank, N.A. as Co-Syndication Agents and Co-Documentation Agents, NationsBank, N.A., as Co-Documentation Agent, and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                Very truly yours,

                                (NAME OF BANK)


Dated:                          By:
      --------------               -----------------------------
                                   Authorized Officer

------------------

(2) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

(3) Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

(4) Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

(5) Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                  EXHIBIT E - Opinion of Counsel for the Borrower


                        (Effective Date)



Each of the Lenders and each of the Agents party
  to the Credit Agreement referred to below
c/o Morgan Guaranty Trust Company
  of New York
60 Wall Street
New York, NY 10260

Ladies and Gentlemen:

     I am the General Counsel of Mallinckrodt Inc., a corporation organized under the laws of the State of New York (the "Borrower") and I am furnishing this opinion in connection with the Amended and Restated Credit Agreement dated as of September __, 1997 (the "Credit Agreement") among the Borrower, the Lenders party thereto from time to time, Goldman Sachs Credit Partners and Citibank, N.A., as Co-Syndication Agents and Co-Document Agents, NationsBank, N.A., as Co-Document Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, providing for, among other things, the making of loans by the Lenders in an aggregate principal amount not exceeding $2,000,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

        In rendering the opinions expressed below, I have examined:

        (i)  the Credit Agreement;

       (ii) the Notes (collectively with the Credit Agreement, the "Credit Documents"); and

      (iii) such corporate records, agreements and instruments of the Borrower and such other documents and records as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures (except those of officers of the Borrower), the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Borrower.

     In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Borrower):

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

        (ii) all signatories to such documents have been duly authorized; and

       (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

        1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

        2. The Borrower has all requisite corporate power to execute and deliver, and to perform its obligations under, each Credit Document and has all requisite corporate power to borrow under the Credit Agreement.

        3. The execution, delivery and performance by the Borrower of the Credit Documents and the borrowings by the Borrower under the Credit Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

        4. Each Credit Document has been duly executed and delivered by the Borrower.

        5. Neither the execution, delivery nor performance by the Borrower of the Credit Documents nor the application of any proceeds of any Loans to the acquisition by the Borrower or any of its Subsidiaries of any shares of common stock of Target pursuant to the Offer to Purchase will contravene any provision of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

        6. Under Missouri conflict of laws principles, the stated choice of New York Law to govern the Credit Documents will be honored by the courts of the State of Missouri and the Credit Documents will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. However, if the Credit Documents were stated to be governed by and construed in accordance with the law of the State of Missouri, or if a court were to apply the law of the State of Missouri to the Credit Documents, each Credit Document (assuming, in the case of the Notes, execution and delivery thereof for value) would constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

        7. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency is required on the part of the Borrower for the execution, delivery or performance by the Borrower of, or for the legality, validity or enforceability of, the Credit Documents or for any borrowing by the Borrower under the Credit Agreement.

        8. The execution, delivery and performance by the Borrower of the Credit Documents, and borrowings by the Borrower under the Credit Agreement, do not and will not (a) violate any provision of the charter or by-laws of the Borrower, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Borrower of which I have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which the Borrower is bound or to which the Borrower is subject.

        9. Except as may be disclosed in regular periodic reports filed with the Securities and Exchange Commission prior to the date of the Credit Agreement (copies of which reports have heretofore been furnished to the Lenders), I have no knowledge (after due inquiry) of any legal or arbitral proceeding by or before any governmental or regulatory authority or agency, now pending or threatened against the Borrower or any of its Subsidiaries or any of their respective Properties that, if adversely determined, is reasonably likely to have a Material Adverse Effect.

       10. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment
     Company Act of 1940, as amended.

       11. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The foregoing opinions are subject to the following comments and qualifications:

        A.  The enforceability of Section 9.03 of the Credit
     Agreement may be limited by laws rendering unenforceable indemnification contrary to Federal or State securities laws and the public policy underlying such laws.

        B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

        C. I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Missouri) that limit the interest, fees, or other charges such Lender may impose, and (ii) the second sentence of
     Section 9.08 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

     The foregoing opinions are limited to matters involving the Federal law of the United States of America, the law of the State of Missouri and (with respect to my opinions in paragraphs 1 through 4 above) the Business Corporation Law of the State of New York, and I do not express any opinion as to any other laws.

     At the request of my client, this opinion letter is, pursuant to
Section 3.01(c) of the Credit Agreement, provided to you by me in my capacity as General Counsel of the Borrower and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                Very truly yours,

          EXHIBIT F - Opinion of Special Counsel for the Agents


                              OPINION OF
                DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                            FOR THE AGENTS
                            --------------



                                                 (Effective Date)


To the Lenders and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York
60 Wall Street
New York, NY 10260

Dear Sirs:

        We have participated in the preparation of the $2,000,000,000 Amended and Restated Credit Agreement (the "Credit Agreement") dated as of September __, 1997 among Mallinckrodt Inc., a New York corporation (the "Borrower"), the Lenders party thereto from time to time (the "Lenders"), Goldman Sachs Credit Partners L.P. and Citibank, N.A., as Co-Syndication Agents and Co-Documentation Agents, and NationsBank, N.A., as Co-Document Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that:

        1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

        2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                Very truly yours,

             EXHIBIT G - Assignment and Assumption Agreement



                    ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _________, ____ among (ASSIGNOR) (the
"Assignor"), (ASSIGNEE) (the "Assignee"), MALLINCKRODT INC. (the
"Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
Administrative Agent (the "Agent").

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the $2,000,000,000 Amended and Restated Credit Agreement dated as of September __, 1997 among the Borrower, the Assignor and the other Lenders party thereto from time to time, as Lenders, Goldman Sachs Credit Partners L.P. and Citibank, N.A., as Co-Syndication Agents and Co-Documentation Agents, NationsBank, N.A., as Co-Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as amended from time to time, the "Credit Agreement");

     (WHEREAS, as provided under the Credit Agreement, the Assignor has a (Term) (Revolving Credit) Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;)

     WHEREAS, (Term) (Revolving Credit) Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

    (WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its (Term) (Revolving Credit) Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding (Term) (Revolving Credit) Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;)

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the
(Term) (Revolving Credit) Loans made by the Assignor outstanding at the date hereof. (Upon the execution and delivery hereof by the Assignor, the Assignee, (the Borrower and the Administrative Agent) and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a (Term) (Revolving Credit) Commitment in an amount equal to the Assigned Amount, and (ii) the (Term) (Revolving Credit) Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.) The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds in the amount heretofore mutually agreed between them. It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     (SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to Section 9.06(c) the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.)

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, any other Lender or either Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                (ASSIGNOR)


                                By
                                  ------------------------------
                                Name:
                                Title:


                                (ASSIGNEE)


                                By
                                  ------------------------------
                                Name:
                                Title:


                                MALLINCKRODT INC.


                                By
                                  ------------------------------
                                Name:
                                Title:


                                MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK,
                                 as Administrative Agent


                                By
                                  ------------------------------
                                Name:
                                Title: